UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2014
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas 78750 (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.
On April 7, 2014, LDR Holding Corporation (the “Company”) entered into a Second Amended and Restated Investors’ Rights Agreement (the “Agreement”) with certain of the Company’s stockholders. The Agreement amended and restated the Company’s Investors’ Rights Agreement, among other things, to incorporate amendments to that agreement, to remove provisions of that agreement that are no longer effective, to update the stockholders listed on the schedules thereto to reflect additional parties that had become party to that agreement and to waive application of the registration rights in the Agreement with respect to the Company’s proposed public offering made pursuant to the Company’s registration statement filed with the Securities and Exchange Commission on April 2, 2014.
Section 2 - Financial Information
Item 2.02    Results of Operations and Financial Condition.
On April 11, 2014, the Company issued a press release reporting preliminary financial results for the three months ended March 31, 2014. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information in Item 2.02 of this Current Report on Form 8-K, including the related exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

10.1	Second Amended and Restated Investors’ Rights Agreement, dated April 7, 2014.

99.1	Press release, issued by LDR Holding Corporation, dated April 11, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

By:	/s/ Scott Way
Name:	Scott Way
Title:	Executive Vice President, General Counsel, Compliance Officer and Secretary
Dated:    April 11, 2014

EXHIBIT INDEX
Exhibit No.     Description

10.1	Second Amended and Restated Investors’ Rights Agreement, dated April 7, 2014.

99.1	Press release, issued by LDR Holding Corporation, dated April 11, 2014.